EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000 relating to the financial statements which appear in the Annual Report on Form 10-K of Pharmaceutical Product Development, Inc. for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP


June 23, 2000
Raleigh, North Carolina